Exhibit 99.1
Masimo Reports Third Quarter 2025 Results
Irvine, California, November 4, 2025 - Masimo Corporation (Nasdaq: MASI) today announced its financial results for the third quarter ended September 27, 2025.
Third Quarter 2025 Results From Continuing Operations(1):

■	GAAP revenue of $371.5 million, representing 8.2% growth on a reported basis;
■	Non-GAAP revenue of $371.2 million, representing 7.6% growth on a constant currency basis(2);
■	GAAP net income per diluted share of $0.99; and
■	Non-GAAP net income per diluted share(2) of $1.32, representing 38% growth versus prior year period.
Katie Szyman, Chief Executive Officer of Masimo, said, “In the third quarter, we saw continued positive momentum across our core healthcare business, driven by the power of our innovative products. Revenues grew 8%, operating margin improved by 450 basis points, and EPS grew by 38%, all driven by sales growth and our successful operating efficiency initiatives. During the quarter, we closed the sale of Sound United to Harman and used the net proceeds to repurchase common stock. We also announced the expansion of our strategic partnership with Philips. We continue to invest in our core healthcare business to position for strong, sustainable long-term growth, and look forward to sharing more details on our strategy and innovations at our upcoming Investor Day on December 3rd.”
2025 Outlook For Continuing Operations(3):

■	Non-GAAP revenue of $1,510 to 1,530 million, increasing 8.5% to 10.0% on a constant currency basis(2);
Updated guidance excluding the impact of new tariffs:

■	Non-GAAP operating profit of $428 to $440 million;
■	Non-GAAP operating margin of 28.4% to 28.8%; and
■	Non-GAAP earnings per diluted share of $5.62 to $5.79.
Updated guidance including the impact of new tariffs, net of mitigation implemented to date:

■	Non-GAAP operating profit of $412 to $424 million;
■	Non-GAAP operating margin of 27.3% to 27.7%; and
■	Non-GAAP earnings per diluted share of $5.40 to $5.55.
________________

(1)	The financial information reflects the continuing operations of Masimo’s healthcare business.
(2)	Represents a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is included in this earnings release.
(3)
Represents updated guidance provided November 4, 2025. Financial guidance includes forward-looking non-GAAP financial measures for which reconciliations to the most directly comparable GAAP financial measures are not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” within this earnings release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures. Guidance includes the financial impact of one additional calendar week, which occurs every five or six years based on Masimo’s 4-4-5 fiscal calendar. The incremental revenue from the additional week is primarily offset by a variety of factors including revenue lost from discontinued product lines at the end of 2024 and our shift to a distributor model in some international markets. Guidance also includes the estimated financial impact of new tariffs, net of mitigation implemented to date. The implementation of tariffs remains a dynamic and uncertain situation that could cause our actual results to be materially different from our projections and forecasts.

Conference Call
The Company will conduct its third quarter 2025 investor conference call today, November 4, 2025 at 4:30 p.m. Eastern Time. To register for the conference call and receive the dial-in number, please use the following link: https://registrations.events/direct/Q4I4072811. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.
Website Information
To access important information related to Masimo’s third quarter 2025 investor conference call, including the audio webcast and investor presentation, please visit the Investor Relations sections of Masimo’s website at https://investor.masimo.com.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has provided and will continue to provide certain non-GAAP financial measures which provide investors supplementary information helpful in understanding the Company’s underlying operating performance. We have modified our presentation of non-GAAP results and no longer exclude from adjusted results: (i) the cost of goods sold directly attributable to the Strategic Realignment Initiative; and (ii) the associated approximate tax impact of this adjustment. These specific inventory expenses were previously excluded from adjusted results under the line item business transition and related costs in non-GAAP gross profit. The Company is making these changes to its presentation of non-GAAP financial measures following comments from, and discussions with, staff members of the U.S. Securities and Exchange Commission.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) non-GAAP revenue; (ii) non-GAAP constant currency revenue growth percentage, (iii) non-GAAP net income, (iv) non-GAAP (net income) earnings per diluted share and (v) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.

Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.
Acquisitions, integrations, divestitures, and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Litigation related expenses and settlements
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

Forward-Looking Non-GAAP Financial Measures
This presentation also includes certain forward-looking non-GAAP financial measures. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to acquisitions, integrations, divestitures and related costs; business transition and related costs; litigation related expenses and settlements; realized and unrealized gains or losses; tax related adjustments; and other adjustments. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations regarding updated full-year 2025 financial guidance, including GAAP and non-GAAP revenue and revenue growth percentage, operating profit/income, operating margin, net income from continuing operations, and net income from continuing operation per diluted share. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET® products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; our ability to address and expand into new markets; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; matters relating to future board and management leadership; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; the possibility of disruption, disputes, litigation or unanticipated costs in connection with the non-healthcare separation; the uncertainty of the expected financial performance of Masimo following completion of the non-healthcare business separation; evolving legal, regulatory and tax regimes; potential negative effects or impact on our business from new international trade tariffs and tax law changes, changes in general economic and/or industry specific conditions; actions by third parties, including government agencies and government shutdowns; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MASIMO CORPORATION
GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(unaudited, in millions)

	Three Months Ended
(in millions, except percentages)	September 27, 2025	September 28, 2024
GAAP revenue	$371.5	$343.3
Business transition and related costs	(0.3)	N/A
Non-GAAP revenue	371.2	343.3
Constant currency revenue adjustments	(1.9)	N/A
Non-GAAP constant currency revenue	$369.2	$343.3

GAAP revenue growth percentage	8.2%
Non-GAAP constant currency revenue growth percentage	7.6%

	Three Months Ended
	September 27, 2025		September 28, 2024
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income from continuing operations	$53.7	$0.99	$24.3	$0.45
Non-GAAP adjustments:
Acquired intangible asset amortization	0.9	0.02	1.1	0.02
Acquisitions, integrations, divestitures, and related costs	7.4	0.14	4.6	0.09
Business transition and related costs	3.4	0.06	(2.9)	(0.05)
Litigation related expenses, settlements and awards(2)	8.3	0.15	38.4	0.71
Other adjustments	(3.0)	(0.06)	(1.9)	(0.03)
Realized and unrealized gains or losses	0.8	0.01	0.4	0.01
Financing related adjustments	1.4	0.03	0.5	0.01
Tax impact of non-GAAP adjustments	(3.0)	(0.05)	(10.7)	(0.20)
Excess tax benefits from stock-based compensation	(0.1)	—	(1.6)	(0.03)
Tax-related adjustments	2.4	0.04	—	—
Total non-GAAP adjustments	18.5	0.34	28.0	0.52
Non-GAAP net income from continuing operations	$72.1	$1.32	$52.3	$0.96
Weighted average shares outstanding-diluted		54.4		54.3

	Low	High
(in millions, except percentages)	Full-Year 2025 Guidance(3)	Full-Year 2025 Guidance(3)	Full-Year 2024 Actual
GAAP revenue	$1,513	$1,533	$1,395
Business transition and related costs	(3)	(3)	—
Non-GAAP revenue	1,510	1,530	1,395
Constant currency revenue adjustments	4	4	N/A
Non-GAAP constant currency revenue	$1,514	$1,534	$1,395

GAAP revenue growth percentage	8.4%	9.8%
Non-GAAP constant currency revenue growth percentage	8.5%	10.0%
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(1)     May not foot due to rounding. Please visit the Investor Relations sections of Masimo’s website at https://investor.masimo.com for Masimo Non-GAAP Definitions.
(2)     Includes litigation expenses for certain matters: (i) all Apple litigation which is unique in nature and not indicative of the Company’s on-going operating performance; and (ii) certain other litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
(3)     Updated guidance provided on November 4, 2025.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions)
	September 27, 2025	December 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$312.3	$123.6
Trade accounts receivable	281.6	268.9
Related party receivables	7.6	14.3
Assets held-for-sale	—	17.4
Inventories	338.6	294.8
Other current assets	107.3	103.4
Other current assets, held-for-sale	0.9	403.4
Total current assets	1,048.3	1,225.8
Lease receivable, non-current	48.5	58.7
Deferred costs and other contract assets	58.5	61.0
Property and equipment, net	345.3	337.0
Intangibles assets, net	56.7	61.6
Goodwill	100.8	96.7
Deferred tax assets	119.3	118.4
Other non-current assets	38.7	51.3
Other non-current assets, held-for-sale	1.4	615.2
Total assets	$1,817.5	$2,625.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$117.9	$129.0
Accrued compensation	69.7	78.7
Deferred revenue and other contract liabilities, current	68.4	76.9
Other current liabilities	112.4	115.4
Other current liabilities, held-for-sale	1.3	217.7
Total current liabilities	369.7	617.7
Long-term debt	559.1	714.3
Deferred tax liabilities	—	0.2
Other non-current liabilities	78.6	70.9
Other non-current liabilities, held-for-sale	0.1	170.7
Total liabilities	1,007.5	1,573.8
Commitments and contingencies
Stockholders’ equity
Common stock	0.1	0.1
Treasury stock	(1,367.6)	(1,169.2)
Additional paid-in capital	919.8	838.3
Accumulated other comprehensive loss	(13.4)	(108.2)
Retained earnings	1,271.1	1,490.9
Total stockholders’ equity	810.0	1,051.9
Total liabilities and stockholders’ equity	$1,817.5	$2,625.7

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions, except per share amounts)
	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue:
Revenue - (excluding related party revenue)	$343.1	$316.1	$1,028.4	$943.9
Related party revenue	28.4	27.2	86.0	82.9
Total revenue	371.5	343.3	1,114.4	1,026.8
Cost of goods sold	140.9	131.2	416.5	400.8
Gross profit	230.6	212.1	697.9	626.0
Operating expenses:
Selling, general and administrative	116.4	136.6	374.7	378.5
Research and development	30.5	37.3	94.3	114.2
Litigation settlements	0.1	—	2.8	—
Total operating expenses	147.0	173.9	471.8	492.7
Operating income	83.6	38.2	226.1	133.3
Non-operating loss	(8.7)	(9.0)	(27.5)	(31.7)
Income from continuing operations before provision for income taxes	74.9	29.2	198.6	101.6
Provision for income taxes	21.2	4.9	52.8	20.4
Net income from continuing operations, net of tax	53.7	24.3	145.8	81.2
Income (loss) from discontinued operations, net of tax	(154.1)	(14.5)	(365.6)	(36.5)
Net (loss) income	$(100.4)	$9.8	$(219.8)	$44.7

Net income (loss) per share:
Basic income per share - continuing operations	$0.99	$0.46	$2.70	$1.53
Basic (loss) per share - discontinued operations	(2.85)	(0.27)	(6.76)	(0.69)
Basic (loss) income per share	$(1.86)	$0.19	$(4.06)	$0.84

Diluted income per share - continuing operations	$0.99	$0.45	$2.67	$1.50
Diluted income (loss) per share - discontinued operations	(2.83)	(0.27)	(6.68)	(0.67)
Diluted (loss) income per share	$(1.84)	$0.18	$(4.01)	$0.83

Weighted-average shares used in per share calculations:
Basic	54.0	53.4	54.1	53.2
Diluted	54.4	54.3	54.7	54.3

The following table presents details of the stock-based compensation expense that is included in each functional line item in the consolidated statements of operations (in millions):

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cost of goods sold	$0.2	$0.3	$0.5	$3.8
Selling, general and administrative	5.2	0.8	16.0	20.4
Research and development	3.9	3.9	10.4	1.4
Total	$9.3	$5.0	$26.9	$25.6

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net (loss) income	$(219.8)	$44.7
Loss from discontinued operations, net of tax	(365.6)	(36.5)
Net income from continuing operations	145.8	81.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	25.2	30.7
Stock-based compensation expense	26.9	25.5
Loss (gain) on disposal of equipment, intangibles and other assets	6.3	(1.3)
Provision for credit losses	2.7	1.1
Provision for deferred income taxes	5.9	—
Amortization of debt issuance cost	2.3	1.4
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	(18.2)	(33.3)
(Increase) decrease in related party receivable	6.7	(3.5)
(Increase) decrease in inventories	(62.7)	(1.6)
(Increase) decrease in other current assets	7.0	(4.0)
(Increase) decrease in lease receivable, net	10.3	7.1
(Increase) decrease in deferred costs and other contract assets	2.6	(2.3)
(Increase) decrease in other non-current assets	2.4	0.4
Increase (decrease) in accounts payable	(13.6)	(2.7)
Increase (decrease) in accrued compensation	(1.8)	17.0
Increase (decrease) in accrued liabilities	1.7	15.9
Increase (decrease) in income tax payable	5.1	(4.9)
Increase (decrease) in deferred revenue and other contract-related liabilities	(0.7)	9.3
Increase (decrease) in other non-current liabilities	3.0	(0.5)
Net cash provided by (used in) operating activities from continuing operations	156.9	135.5
Net cash provided by (used in) operating activities from discontinued operations	0.4	10.4
Net cash provided by (used in) operating activities	157.3	145.9
Cash flows from investing activities:
Purchases of property and equipment	(12.3)	(14.9)
Proceeds from sale of property and equipment	19.6	13.5
Increase in intangible assets	(3.8)	(12.2)
Other strategic investing activities	1.8	(0.1)
Net cash provided by (used in) investing activities from continuing operations	5.3	(13.7)
Net cash provided by (used in) investing activities from discontinued operations	278.5	(21.0)
Net cash provided by (used in) investing activities	283.8	(34.7)
Cash flows from financing activities:
Borrowings under line of credit	344.0	64.0
Repayments on line of credit	(516.5)	(206.0)
Proceeds from issuance of common stock	59.6	21.4
Payroll tax withholdings on behalf of employees for vested equity awards	(13.6)	(6.0)
Repurchases of common stock	(177.0)	—
Net cash provided by (used in) financing activities from continuing operations	(303.5)	(126.6)
Net cash provided by (used in) financing activities from discontinued operations	(2.6)	7.5

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
Net cash provided by (used in) financing activities	(306.1)	(119.1)
Effect of foreign currency exchange rates on cash	(1.0)	3.4
Net increase in cash, cash equivalents and restricted cash	134.0	(4.5)
Cash, cash equivalents and restricted cash at beginning of period	181.4	168.2
Cash, cash equivalents and restricted cash at end of period	$315.4	$163.7

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, and patient monitors. Powered by the Masimo Hospital Automation™ and Masimo SafetyNet® platforms, Masimo connectivity, automation, and telehealth and telemonitoring solutions are improving and automating care delivery both in the hospital and beyond. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown to outperform other pulse oximetry technologies in over 100 independent and objective studies, which can be found at www.masimo.com/evidence/featured-studies/feature. Masimo SET® is estimated to be used on more than 200 million patients around the world each year and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2025 Newsweek World’s Best Hospitals listing. Additional information about Masimo and its products may be found at www.masimo.com.
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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

Media Contact: Longacre Square Partners
masimo@longacresquare.com